Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 14, 2021, on the consolidated financial statements of C-Bond Systems, Inc. for the years ended December 31, 2020, and 2019, included herein on the registration statement of C-Bond Systems, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

December 2, 2021